# Escrow Fees

| Crowd-Direct Offerings | Reg CF$^S$ | Reg CF$^L$ | Reg D/S | Reg A |
|---|---|---|---|---|
| Account Setup (one-time per offering) | $500 | $500 | $500 | $500 |
| Account Fee | $25/mo | $25/mo | $25/mo | $25/mo |
| Accounting Fee[1] | $0 (no fee) | $5 | $5 | $5 |
| Securities Custody* | $0 (no fee) | $0 (no fee) | $0 (no fee) | $0 (no fee) |
| Escrow Closings** | $150 | $150 | $150 | $150 |
| Escrow Ends | $150 | $150 | $150 | $150 |
| Escrow Extensions | $250 | $250 | $250 | $250 |
| Brokers & Portals - Tri-party escrow agreements - $0 (no additional fees) | | | | |
| Legal Fees - Reimburse our attorneys' costs if/when redline drafts or specialized services are requested | | | | |

*1 One-time fee per transaction to manually post funds received.*

*CF$^S$ - Small, Target raise less than $1.07M*

*CF$^L$ - Large, Target raise more than $1.07M*

**At close Securities are delivered to investors' Custodial, IRA, College Savings, or Trust Accounts at Prime Trust.*

***Includes partial and continuous closings. Escrow services for DTC closings are at extra cost.*

# Transaction Technology Fees

| Technology | Reg CF$^S$ | Reg CF$^L$ | Reg D/S | Reg A |
|---|---|---|---|---|
| Escrow Cloud Hosting Fee[2] (per offering) | n/a | $250/mo | $500/mo | $995/mo |
| Technology Transaction Fee[3] | n/a | $5 | $25 | $15 |
| Test-the-Waters | $0 (waived) | $0 (waived) | n/a | $0 (waived) |
| eSign Subscription Agreements | n/a | $1 | $1 | $1 |
| Investor & Cap Table Mgmt Toolkit | $25/mo | $25/mo | $25/mo | $25/mo |
| Accounting Batch Fee[4] | $25/batch | $25/batch | $25/batch | $25/batch |
| Portal/Platform Fee[5] (one-time-fee) | $1,500 | $1,500 | $1,500 | $1,500 |

*2 Hosting for data, transaction engine, report generator, eSignature system, NACHA debit authorization, dashboard tools & reports, syndication tools, compliance recordkeeping, and costs of the automated email notification system.*

*3 Assessed when an investor completes a subscription agreement, regardless of whether an investment is ultimately accepted by the issuer or funded by the investor (non-contingent).*

*4 One-time fee per distribution batch.*

*5 One-time fee per master compliance account establishment for all Reg CF portals, non-regulated platforms and broker-dealer platforms. API integration fees may also apply.*

# Compliance Fees

| AML / BSA[6] | Assessed Fees |
|---|---|
| US Individual | $2 |
| CA/UK Individual | $5 |
| Global Individual | $5 |
| Entity US | $25 |
| Entity Global | $75 |

*6 Provides automated identity verification and other PATRIOT Act compliant BSA checks, but does not include manual exception processing by our staff. AML Exceptions incur an $8 fee for each instance.*

# Compliance Fees (cont.)

| Bad Actor Checks[1] | Assessed Fees |
|---|---|
| US Individual | $45 |
| US Entity | $45 |
| Int'l Individual | $100 |
| Int'l Entity | $160 |

*[1]Note: Bad Actor Checks ("BACs") are one-time pre-offering fees per issuer "covered person" per SEC Regulations. If provided by an attorney or broker-dealer, we will assess one US Entity BAC fee for administrative services. BACs older than 90 days are considered stale and must be re-conducted.*

# Processing Fees

| Payments | Assessed Fees |
|---|---|
| ACH | $2 |
| Bitcoin & Ethereum | $0 (fees paid by investors) |
| Credit Cards | 4.5% |
| Checks | $10 |
| Wires | $15 domestic / $35 international |
| ACH Exceptions | $5 |

# Custodial Fees

## Business Custodial

Interest Credit on Cash Balances (apy) - 50bps

Funds Reconciliation & Cash Management Fee - 50bps

# Support and Administrative Fees

| Support Services & Administration | | Assessed Fees |
|---|---|---|
| Staff Costs | - Technical Support | $150/hr |
| | - Engineering Support | $450/hr |
| | - Compliance Officer | $250/hr |
| | - Trust Officer | $150/hr |
| | - Sr Trust Officer | $350/hr |
| | - Chief Trust Officer | $750/hr |
| | - Accounting | $100/hr |
| | - Administration Asst | $85/hr |
| Legal | | As Incurred |

*Note: fees are charged at the beginning of period or at time of service, whichever is earlier, and are not pro-rated.*

# Financial Infrastructure Fee Schedule

| Accounts | Set-Up | Annual |
|---|---|---|
| Prime Asset Custody Account | $0 | $0 |
| Individual Retirement Account (Prime IRA) | $50 | $195 |
| Prime Checkbook IRA | $1,500 | $395 |
| College Savings Trust | $0 | $0 |
| Omnibus *(Exchange, RIA, Broker-Dealer, MSB)* | *Contact Us* | *Contact Us* |
| Other, Specialized | *varies* | *varies* |

| Asset Protection Trusts | Set-Up | Annual |
|---|---|---|
| Tax Optimized *(for US persons)* | $1,795 | $395 |
| Anonymous *(for global persons)* | $25,000 | $1,995 |

| Asset Custody | Assessed Fees |
|---|---|
| Cash - USD *(FDIC insured)* | $0 *no fees* |
| Cash - EUR, GBP, YEN, CAN, AUD | *Contact Us* |
| Digital Assets - BTC, ETH, ERC20, etc | *Contact Us* |
| Stocks & Bonds - Listed | *Contact Us* |
| Stocks & Bonds - Private | *Contact Us* |
| Real Estate - Securities *(equity, debt, etc)* | *Contact Us* |
| Real Estate - Hold Title | *Contact Us* |
| Other | *varies* |

| Payments* | | Assessed Fees |
|---|---|---|
| Wires | - processing *(in/out)* | $15/*domestic*, $35/*international* |
| | - recalls | $50 |
| ACH | - processing *(in/out)* | $2 |
| | - chargebacks | $5/nsf, $150/fraud |
| Checks | - incoming | $10 |
| | - outgoing | $25 |
| Digital Assets (BTC, ETH, etc) | | Network cost + 50bps** |
| FIAT Conversions | | As quoted |
| Credit/Debit Cards | | 4.5% |
| Card Chargebacks | | $5/chargeback, $150 dispute loss |

**Subject to our standard clearance & settlement policies*

***Digital Asset transactions incur network costs which may vary. These fees will be passed on at-cost. Assessed fees are for servicing disbursements.*

| Services & Administration | | Assessed Fees |
|---|---|---|
| Staff Costs | - Trust Officer | $350/hr |
| | - Sr Trust Officer | $500/hr |
| | - Chief Trust Officer | $750/hr |
| | - Accounting | $100/hr |
| | - Administration Asst | $85/hr |
| Tax Reporting, Legal, Risk Review | | *as incurred* |
| Credit on Compensating Balances | | 25bps apr |

| Settlements & Transactions | Assessed Fees |
|---|---|
| Transfer assets (cash, tokens, or securities) between accounts | $0*/no fees* |
| Settle securities buy/sell transactions for accounts | $7.50/side |
| Institutional alternative asset cloud custody UI | $5,000/mo |
| ACH - link bank account *(one-time fee)* | $2.50 |
| Credit/debit card fraud indemnification | 2.00% |
| ACH transaction fraud indemnification | 2.00% |
| Instant Funds Availability for ACH & Credit/Debit Cards *(optional)* | $300 per $1M |

| KYC/AML - Compliance-as-a-Service | Assessed Fees* |
|---|---|
| US Individual | $2 |
| Global Individual | $5 |
| API Integrator Diligence | $160 entity, $100/person |
| Entities | $25/US, $75 Global |
| KYC & AML Exceptions | $5/minor, $75/denied |

**Note all KYC fees are one-time charges on initial account creation, not per transaction*

| API Integrations | Assessed Fees |
|---|---|
| Set-up | $25,000 one-time |
| PaaS | $10,000/mo |
| API - call | $0.01/read |
| API - post | $0.00 - no fee to write |